MASTER AGREEMENT

   THIS MASTER AGREEMENT, dated as of June 6, 1996, by and among (A) COMPAGNIE NATIONALE DE NAVIGATION, a French corporation ("CNN"), (B) SEACOR HOLDINGS, INC., a Delaware corporation ("Holdings"), and (C) SEACOR WORLDWIDE INC., a Delaware corporation ("SWW");
                                 WITNESSETH:

   WHEREAS, CNN, Holdings, and SWW have entered into a Memorandum of Understanding, dated June 5, 1996 (the "MOU");

   WHEREAS, the MOU provides for the sale and leaseback of certain vessels between CNN and SWW, the purchase by CNN and subsequent purchase by SWW of the vessel SCOUT FISH, the payment in full of certain promissory notes by SWW, and the sale by CNN of certain shares of Holdings' stock through a secondary offering;

   WHEREAS, the parties are entering into this Master Agreement to memorialize the various understandings set forth in the MOU and to provide for its implementation.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and of other good and valuable consideration, the adequacy of which are hereby acknowledged, the parties agree as follows:

                                    PART I
              PURCHASE OF VESSELS; BAREBOAT CHARTER OF VESSELS;
                          LEASE/PURCHASE ARRANGEMENT

SWW AND CNN HEREBY AGREE AS FOLLOWS:

   Section 1.01. Purchase of Certain Vessels. (a) SWW agrees to enter into Memoranda of Agreement (individually, on "MOA" and, collectively, the "MOAs") with CNN providing for the purchase by SWW of the vessels EREBUS, VEESEA PEARL, CARANGUE, MEROU, and ALBACORE for the aggregate purchase price of twenty million United States Dollars (US $20,000,000) and the respective individual purchase prices and upon the terms and conditions specified below. The MOAs shall be substantially in the form of the Memorandum of Agreement, dated November 2, 1995, between CNN and SWW, relating to the sale of the vessel TIGER FISH, on file with the United States Securities and Exchange Commission, and shall be modified to reflect the respective conditions set forth below.

       (1) EREBUS. SWW agrees to purchase from CNN, upon completion of the drydocking described below in this paragraph (1) (the "EREBUS Delivery Date"), the vessel EREBUS against payment in cash of three million, six hundred thousand United States dollars (US $3,600,000). The parties acknowledge that the EREBUS is now due for a drydocking and that such drydock is to be scheduled in connection with such vessel's present charter obligations. The parties agree that the cost of such drydocking and any repairs which are required at such time shall be for CNN's account and that CNN shall make its best efforts to complete the drydocking of the vessel by July 31, 1996.

       The purchase of the EREBUS by SWW shall be subject to an inspection of such vessel satisfactory to SWW which shall take place at a mutually agreed time and place and which shall be for SWW's account. On the EREBUS Delivery Date, the vessel shall be delivered to SWW in the part of drydocking in Good Working Order, as hereinafter defined, without crewing obligations, in class, free of any outstanding recommendations, and with all certificates valid for twelve months from time of delivery. All spare parts for the vessel, whether on board or ashore, shall be delivered to SWW on the EREBUS Delivery Date and with respect thereto inventories shall have been agreed by the parties prior to the EREBUS Delivery Date in accordance with customary commercial practices.

       (2) VEESEA PEARL. SWW agrees to purchase from CNN on the Closing Date, as hereinafter defined, the vessel VEESEA PEARL against payment in cash of four million, one-hundred thousand United States dollars (US $4,100,000).

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       The purchase of the VEESEA PEARL by SWW shall be "as is, where is." On the Closing Date, the vessel shall be delivered to SWW without crewing obligations, in class, free of any outstanding recommendations, and with all certificates valid for twelve months from time of delivery. All spare parts for the vessel, whether on board or ashore, other than those spare outfittings and equipment stored in Marseilles and listed in Schedule 1.01(a)(2) hereto, shall be delivered to SWW on the Closing Date and with respect thereto inventories shall have been agreed by the parties prior to the Closing Date. In accordance with customary commercial practices, SWW shall have the option to purchase from CNN within 6 months of the Closing Date all spare outfittings and equipment for the VEESEA PEARL stored in Marseilles, listed in Schedule 1.01(a)(2) hereto, at an option price to be agreed upon by SWW and CNN.

       (3) CARANGUE. SWW agrees to purchase from CNN on the Closing Date the vessel CARANGUE against payment in cash of four million United States dollars (US $4,000,000).

       The purchase of the CARANGUE by SWW shall be subject to an inspection of such vessel satisfactory to SWW which shall take place at a mutually agreed time and place and which shall be for SWW's account. On the Closing Date, the vessel shall be delivered to SWW in Good Working Order, without crewing obligations, in class, free of any outstanding recommendations, and will all certificates valid for twelve months from time of delivery. All spare parts for the vessel, whether on board or ashore, shall be delivered to SWW on the Closing Date and with respect thereto inventories shall have been agreed by the parties prior to the Closing Date in accordance with customary commercial practices.

       (4) MEROU. SWW agrees to purchase from CNN on the Closing Date the vessel MEROU against payment in cash of four million, five hundred thousand United States dollars (US $4,500,000).

       The purchase of the MEROU by SWW shall be subject to an inspection of such vessel satisfactory to SWW which shall take place at a mutually agreed time and place and which shall be for SWW's account. On the Closing Date, the vessel shall be delivered to SWW in Good Working Order, without crewing obligations, in class, free of any outstanding recommendations and with all certificates valid for twelve months from time of delivery. All spare parts for the vessel, whether on board or ashore, shall be delivered to SWW on the Closing Date and with respect thereto inventories shall have been agreed by the parties prior to the Closing Date in accordance with customary commercial practices.

       (5) ALBACORE. SWW agrees to purchase from CNN on the Closing Date the vessel ALBACORE against payment in cash of three million, eight hundred thousand United States dollars (US $3,800,000).

       The purchase of the ALBACORE by SWW shall be subject to an inspection of such vessel satisfactory to SWW which shall take place at a mutually agreed time and place and which shall be for SWW's account. On the Closing Date, the vessel shall be delivered to SWW in Good Working Order, without crewing obligations, in class, free of any outstanding recommendations, and with all certificates valid for twelve months from time of delivery. All spare parts for the vessel, whether on board or ashore, shall be delivered to SWW on the Closing Date and with respect thereto inventories shall have been agreed by the parties prior to the Closing Date in accordance with customary commercial practices.

   (b) In connection with the aforementioned sale of vessels, CNN agrees to deliver to SWW for each vessel (1) a Certificate of Class, (2) a deletion certificate, if required by SWW, (3) a Certificate of Registry showing CNN as sole owner of the vessel, free and clear of liens, encumbrances and defects,
(4) a Bill of Sale, in recordable form, warranting title to the vessel and transferring title to SWW, (5) a Protocol of Delivery and Acceptance, (6) a Certificate of Registry showing SWW as new owner of the vessel, and (7) evidence that the insurance on the vessel was endorsed to SWW.

   (c) CNN agrees to indemnify, hold harmless, and defend SWW against any and all claims and demands (including costs and reasonable attorneys' fees in defending such claims and demands), whether or not only such claims or demands be found to be void, of whatsoever kind or nature and by whomsoever

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

asserted, for injury to persons or property arising out of or in any way connected with the condition, use, or operation of said vessels on or prior to delivery of said vessels to SWW including, but not limited to, claims for damages or injuries to, or loss of property, cargo, or personal effects, claims for damages for personal injury or loss of life, and claims for maintenance and cure.

   (d) For the purposes of this Master Agreement, "Good Working Order" shall include full performance compliance of all systems with the specifications listed with respect to each vessel, as set forth in Schedule 1.01(d) hereto.

   Section 1.02. Bareboat Charter of Certain Vessels. (a) In connection with the purchase of the vessels CARANGUE, MEROU and ALBACORE, CNN agrees to enter into Bareboat Charters (individually, a BBC and, collectively, the "BBCs") with SWW relating to the vessels CARANGUE, MEROU and ALBACORE and upon the terms and conditions specified below. The BBCs shall be substantially in the form of the Bareboat Charter, dated December 17, 1993, between CNN and SWW, relating to the vessel PIKE, on file with the United States Securities and Exchange Commission, and shall be modified to reflect the respective conditions set forth below. CNN shall have the right to assign such BBCs to any of its wholly-owned subsidiaries without SWW's consent; provided, that CNN remains responsible under such BBCs.

       (1) CARANGUE. CNN agrees to bareboat charter the CARANGUE from SWW, as of the Closing Date, for a term of three and a half years, at a bareboat hire rate of two thousand, five hundred United States Dollars (US $2,500) per day, payable monthly in advance.

       CNN shall have the right to terminate the CARANGUE BBC, upon 60 days' written notice to SWW and payment of an early termination fee in the amount of $450,000 if terminated between January 1, 1997, and June 30, 1997, $400,000 if terminated between July 1, 1997, and December 31, 1997, $350,000 if terminated between January 1, 1998, and June 30, 1998, $300,000 if terminated between July 1, 1998, and December 31, 1998, $250,000 if terminated between January 1, 1999 and June 30, 1999 and $200,000 if terminated between July 1, 1999 and December 31, 1999.

       So long as no default in the payment of charter hire or in the performance of the other terms shall have occurred and be continuing under the CARANGUE BBC and until termination of the CARANGUE BBC in accordance with the terms thereof, CNN shall be entitled, upon written notice given to SWW not less than 60 days prior to expiration of the CARANGUE BBC, to renew the terms of the CARANGUE BBC for an additional term of three years, at a bareboat hire rate of two thousand, five hundred United States Dollars (US $2,500) per day through June 30, 2001, payable monthly in advance, and thereafter at a bareboat hire rate of two thousand, one hundred nine United States dollars (US $2,109) per day, payable monthly in advance.

       (2) MEROU. CNN agrees to bareboat charter the MEROU from SWW, as of the Closing Date, for a term of three and a half years, at a bareboat hire rate of two thousand, seven hundred ten United States Dollars (US $2,710) per day, payable monthly in advance.

       CNN shall have the right to terminate the MEROU BBC, upon 60 days' written notice to SWW and payment of an early termination fee in the amount of $450,000 if terminated between January 1, 1997, and June 30, 1997, $400,000 if termi-nated between July 1, 1997, and December 31, 1997, $350,000 if terminated between January 1, 1998 and June 30, 1998, $300,000 if terminated between July 1, 1998, and December 31, 1998, $250,000 if terminated between January 1, 1999 and June 30, 1999, and $200,000 if terminated between July 1, 1999 and December 31, 1999.

       So long as no default in the payment of charter hire or in the performance of the other terms shall have occurred and be continuing under the MEROU BBC and until termination of the MEROU BBC in accordance with the terms thereof, CNN shall be entitled, upon written notice given to SWW not less than 60 days prior to expiration of the MEROU BBC, to renew the terms of the MEROU BBC for an additional term of three years, at a bareboat hire rate of two thousand, seven hundred ten United States Dollars (US $2,710) per day through June 30, 2001, payable monthly in advance, and thereafter at a bareboat hire rate of two thousand, four hundred ten United States dollars (US $2,410) per day, payable monthly in advance.

       (3) ALBACORE. CNN agrees to bareboat charter the ALBACORE from SWW, as of the Closing Date, for a term of two and a half years, at a bareboat hire rate of two thousand United States Dollars (US $2,000) per day, payable monthly in advance.

       So long as no default in the payment of charter hire or in the performance of the other terms shall have occurred and be continuing under the ALBACORE BBC and until termination of the ALBACORE BBC in accordance with the terms thereof, CNN shall be entitled, upon written notice given to SWW not less than 60 days prior to expiration of the ALBACORE BBC, to renew the terms of the ALBACORE BBC for an additional term of three years, at a bareboat hire rate of two thousand United States Dollars (US $2,000) per day, payable monthly in advance.

   (b) CNN further agrees that, during the term of each BBC, including any option periods thereunder, and until expiration thereof, the vessels will be used exclusively for the French Navy or in the domestic French market. Any use of the vessels outside of the foregoing markets shall not be permitted absent the express written consent of SWW.

   (c) Redelivery of vessels pursuant to each of the afore-mentioned BBCs shall be subject to a survey condition satisfactory to SWW to be conducted by Noble Denton or other mutually agreeable surveyor and shall be at one safe European part in the western Mediterranean Sea. Each such vessel shall be delivered to SWW in Good Working Order, without crewing obligations, in class, free and clear of recommendations, with all documentation valid for the 12 months without extension following redelivery of the vessel. All spare parts relating to such vessels shall be redelivered to SWW at termination of the BBCs. A full inventory for such bareboat chartered vessels shall be determined jointly by CNN and SWW at a mutually agreeable time and place in accordance with customary commercial practices.

   Section 1.03. Lease/Purchase Arrangement. (a) CNN agrees that, on July 4, 1996, it will declare its intention, pursuant to the Bareboat Charterparty, dated January 20, 1992, between CNN, as charterer, and K/S UL Fish, as owner (the "CNN/UL charter"), to purchase the vessel SCOUT FISH. On August 4, 1996, CNN shall purchase said vessel against payment of three million, six hundred seventy five thousand United States dollars (US $3,675,000).

   (b) SWW agrees to purchase from CNN, upon completion of the drydocking described below in this paragraph (b) (the "SCOUT FISH Delivery Date"), the vessel SCOUT FISH against payment in cash of two million, six hundred seventy five thousand United States dollars (US $2,675,000). The parties acknowledge that the SCOUT FISH will be due for a drydocking upon the purchase thereof and the parties agree that the cost of such drydocking and any repairs which are required at such time shall be for CNN's account. CNN agrees to make its best efforts to complete the drydocking and to deliver the vessels in the Pointe Noire Abidjan range by August 30, 1996.

   (c) The purchase of the SCOUT FISH by SWW shall be subject to an inspection of such vessel satisfactory to SWW which shall take placed at a mutually agreed time and place and which shall be for SWW's account. CNN agrees to keep SWW informed of the drydocking schedule and work to be performed on such vessel. On the SCOUT FISH Delivery Date, the vessel shall be delivered to SWW in Good Working Order, without crewing obligations, in class, free of any outstanding recommendations, and with all certificates valid for twelve months from time of delivery. All spare parts for the vessel shall be delivered to SWW on the SCOUT FISH Delivery Date and with respect thereto inventories shall have been agreed by the parties prior to the SCOUT FISH Delivery Date in accordance with customary commercial practices.

   (d) In connection with the purchase of the SCOUT FISH, CNN agrees to deliver to SWW (1) a Certificate of Class, (2) a deletion certificate, if required by SWW, (3) a Certificate of Registry showing CNN as sole owner of the vessel, free and clear of liens, encumbrances and defects, (4) a Bill of Sale, in recordable form, warranting title to the vessel and transferring title to SWW, (5) a Protocol of Delivery and Acceptance, (6) a Certificate of Registry showing SWW as new owner of the vessel, and (7) evidence that the insurance on the vessel was endorsed to SWW.

   (e) CNN agrees to indemnify, hold harmless, and defend SWW against any and all claims and demands (including costs and reasonable attorneys' fees in defending such claims and demands), whether or not any such claims or demands be found to be void, of whatsoever kind or nature and by whomsoever asserted, for injury to persons or property arising out of or in any way connected with the condition, use, or operation of said vessel on or prior to delivery of said vessel to SWW including, but not limited to, claims for damages or injuries to, or loss of, property, cargo, or personal effects, claims for damages for personal injury or loss of life, and claims for maintenance and cure.

   Section 1.04. Loss of a Vessel. (a) In the event of a total loss or constructive total loss of a vessel between the date hereof and the Closing Date, then (1) the purchase of such vessel contemplated in Section 1.01 hereto shall not be effectuated and (2) CNN shall pay to SWW fifty percent (50%) of the difference between (i) the purchase price of such vessel set forth in Section 1.01 hereto and (ii) the amount specified in Schedule 1.04 hereto with respect to such vessel, which is the amount of proceeds payable under policies of insurance in the event of a total loss or constructive total loss of a vessel.

   (b) CNN agrees and undertakes to maintain the insurance coverage on each of the vessels listed in Schedule 1.04 at the insured values set forth in said Schedule 1.04 up to and through the Closing Date.

   Section 1.05. Crewing. In connection with the acquisition of the EREBUS and VEESEA PEARL by SWW, the acquisition by SWW and bareboat charter by CNN of the CARANGUE, MEROU, and ALBACORE, and the acquisition by CNN and subsequent acquisition by SWW of the SCOUT FISH, it is contemplated that the manning arrangements will be provided at the direction and control and in the employ of the new respective owners, in the case of the EREBUS, VEESEA PEARL, and SCOUT FISH from the date of delivery of such vessel to SWW and, in the case of the CARANGUE, MEROU, and ALBACORE from the time of the respective redelivery dates, and the disponent owners, in the case of vessels bareboat chartered as contemplated herein, subject to the requirements for notice and early termination of employment of the existing officers and crews on board those vessels on or prior to the date of delivery with respect to the EREBUS, VEESEA PEARL, and SCOUT FISH and on or prior to redelivery of each of the CARANGUE, MEROU and ALBACORE pursuant to the BBCs, in accordance with contracts to which CNN is a party. CNN agrees and undertakes to give all appropriate notices of termination and to arrange for and pay, and to indemnify and hold SWW harmless from, any and all expenses relating thereto or arising in connection with the early termination of employment of all officers and crews on board the vessels, including, without limitation, any redundancy payments, retirement and medical benefits, and any other payments which are required by law or contract. Where possible, SWW agrees either directly or through manning agents to offer employment on international terms to those officers and crew previously employed on the vessels acquired by SWW as contemplated herein.

                                   PART II
                         PAYMENT OF PROMISSORY NOTES

   SWW agrees that, on the Closing Date, SWW will prepay to CNN the aggregate principal amount, and all accrued and unpaid interest on, each of the following promissory notes issued by SWW: the Three year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 1996, bearing interest at the rate of 3.75%; the Four year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 1997, bearing interest at the rate of 4.0%; the Five year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 1998, bearing interest at the rate of 4.25%; the Six year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 1999, bearing interest at the rate of 4.50%; the Seven year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 2000, bearing interest at the rate of 4.75%; the Eight year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 2001, bearing interest at the rate of 5.0%; the Nine year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 2002, bearing interest at the rate of 5.25%; the Ten year promissory note in the principal amount of $1,200,000 issued by SWW to CNN maturing December 17, 2003, bearing interest at the rate of 5.5%.

                                   PART III
                              SECONDARY OFFERING

   Holdings agrees that it shall prepare and file with the United States Securities and Exchange Commission a registration statement on Form S-3 (or on an appropriate form under the U.S. Securities Act as may be available for use by Holdings relating to the resale of 616,698 shares of Holdings Common Stock, which number of shares includes 459,948 shares issued to CNN in connection with the Global Agreement, dated November 14, 1995, among CNN and its subsidiaries, Holdings and its subsidiaries, and SEAFISH, Ltd., and 156,650 shares to be issued to CNN upon CNN's exercise of its conversion rights under the $4,750,000 outstanding principal amount of the 2.5% Convertible Notes due July 1, 2007, issued to CNN on December 17, 1993. CNN agrees to exercise such conversion rights in connection with such resale. All such shares will be included in such registration statement on the terms and subject to the conditions of the Investment and Registration Rights Agreement, dated November 14, 1995, between Holdings and CNN, and the applicable underwriting agreement to which Holdings and CNN will be parties.

                                   PART IV
                        REPRESENTATIONS AND WARRANTIES

   A. Each of CNN, Holdings, and SWW hereby represents and warrants to each other that:
       a. It has been duly organized under the laws of the jurisdiction in which it was incorporated and is validly existing as a corporation in good standing under the laws of said jurisdiction.

       b. No proceedings have been instituted or are pending for its dissolution or liquidation or that would threaten its corporate existence or the forfeiture of any of its corporate rights.

       c. Each signatory hereto is one of its duly elected and qualified officers, holds the office set forth opposite his name on the date hereof, is duly authorized to act on its behalf, and the signature set forth opposite the name of such officer is his genuine signature.

       d. It has full power, authority, and legal right to execute, deliver, and perform this Master Agreement and each of the other instruments and agreements herein mentioned to which it is or is to be a party and to carry out the transactions contemplated hereby.

       e. This Master Agreement and each of the other instruments and agreements herein mentioned to which it is a party have been duly authorized and/or ratified by all necessary and proper corporate action and each of them constitutes or, when executed and delivered, will constitute a valid, legal, and binding obligation or agreement of the company party thereto enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

       f. Neither its execution or delivery of this Master Agreement and each of the other instruments and agreements herein mentioned to which it is or is to be a party nor its performance or observance of the terms, conditions, or provisions thereof (i) does or will conflict with or violate any current (as of the time this representation is made or remade) law or governmental rule, regulation or order or any judicial or administrative order or decree binding on it, (ii) does or will conflict with or violate its instruments of corporate governance, (iii) does or will conflict with, violate, or result in a breach of any other agreement or instrument to which it is a party or does or will constitute a default thereunder which would have a material adverse effect on its ability to perform or observe any of the terms, conditions, or provisions of this Master Agreement or the other agreements contemplated hereby, (iv) does or will result in the creation of any lien, charge, or encumbrance on any of its assets other than as contemplated hereby, or (v) does or will require, on the part of the company, the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect to, any governmental or public authority or agency.

       g. It has obtained any consents required prior to entering into this Master Agreement and each instrument and agreement herein mentioned to which it is a party.

       h. There are not actions, suits or proceedings pending or, to the best of its knowledge, threatened before any court or by or before any other governmental or public authority or agency, or any arbitrator, domestic or foreign, which, if determined adversely, would have a materially adverse effect on its business or financial condition, or a material adverse effect on its ability to perform its obligations under this Master Agreement and each of the other instruments and agreements herein mentioned to which it is or is to be a party or would affect the validity of any such agreement or instrument.

   B. CNN hereby warrants and represents to SWW and Holdings that:

       a. It is the sole owner of each of the EREBUS, VEESEA PEARL, CARANGUE, MEROU, and ALBACORE and, at delivery of each of the foregoing vessels to SWW, such vessels shall be free of any and all claims, liens, encumbrances, mortgages, or defects.

       b. It is now and, since the commencement thereof has been, in full compliance with the terms of the CNN/UL Charter, is not in default thereunder, and has the right to purchase the vessel SCOUT FISH pursuant thereto and as expressed and contemplated by this Master Agreement.

       c. Each of the vessels listed in Schedule 1.04 hereto is insured, under policies of insurance currently in effect, up to the amount specified in such Schedule 1.04 for losses resulting from the total loss or constructive total loss of a vessel.

                                    PART V
                                MISCELLANEOUS

   All the parties hereto agree as follows:

   Section 6.01. Conditions to Closing. The acquisition by SWW vessels, purchase of the SCOUT FISH by CNN and subsequent purchase thereof by SWW, repurchase of the SWW promissory notes, and sale of the CNN shares shall all be contingent on the successful completion of a secondary offering of Holdings' shares and the issuance and sale by Holdings pursuant thereto of no less than 300,000 shares on or prior to July 3, 1996.

   It is also understood that Holdings, at its sole option, may include other selling shareholders, including management, as secondary shareholders.

   This Master Agreement contemplates pricing of the secondary/primary offering of Holdings shares no later than June 28, 1996, and closing pursuant hereto no later than July 3, 1996 and the date of such closing shall be the "Closing Date" for the purposes of the agreement.

   In all events, charter hire in the case of bareboat charters shall commence only on the date of actual closing and all revenue earned by vessels shall be for the account of CNN until the Closing Date.

   The Closing Date may be extended by mutual agreement of the parties and the price received for selling CNN shares of Holdings may be changed with CNN's agreement.

   Section 6.02. Amendments. This Master Agreement may not be amended, modified or terminated except in writing and signed by the duly authorized representative of the parties hereto and affected thereby.

   Section 6.03. Severability. In the event that any provision of this Master Agreement should be held to be illegal or unenforceable by any court or administrative body of competent jurisdiction, the same shall not affect the other provisions of this Master Agreement, which shall remain in force, unless such partial nullity changes the major conditions of the understanding between the parties as they result from or are recorded in this Master Agreement. The parties shall endeavor, in each case, to replace the unenforceable provision with a new provision in accordance with the spirit of this Master Agreement.

   Section 6.04. Successors and Assigns. Except as otherwise provided herein, no party hereto may sell, assign or otherwise transfer any such party's rights or interest under this Master Agreement without the prior consent of the other parties hereto. This Master Agreement and all the terms and provisions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

   Section 6.05. Notices. All communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight express mail and courier service, (b) five (5) days after the date on which it shall have been mailed by United States mail, certified or registered, postage prepaid, return receipt requested, or (c) in the case of notice by such a telecommunications device, upon confirmation of receipt by such device, in each case addressed to each party hereto at its address set forth below or at such other address as such party may from time to time designate by written notice to the other parties hereto:

For CNN:
Until June 14, 1996        Compagnie Nationale de Navigation 50,
                           Boulevard Haussmann 75009 Paris
                           FRANCE Fax:  33(1)42.81.20.37

After June 17, 1996:       128, Boulevard Haussmann 75008 Paris
                           FRANCE Fax:  33(1)45.22.48.03

For SWW and Holdings:      SEACOR Holdings, Inc. 1370 Avenue of
                           the Americas 25th Floor New York, New
                           York 10019 Fax:  (212) 582-8522

   Section 6.06. Disputes. (a) Any dispute or difference of opinion arising between the parties as to any matter or things arising out of or relating to this Master Agreement or any provision thereof which cannot be resolved amicably, shall be referred to and determined by arbitration in London under the Arbitration Rules of the London Maritime Arbitrators Association.

   (b) The Tribunal shall consist of three arbitrators and shall be constituted as follows:

       (i) The claimant on behalf of itself and its affiliates shall nominate an arbitrator and may by notice in writing call on the other Group and its affiliates, if any, to nominate an arbitrator within 15 days of the notice, failing which such arbitrator shall at the request of the claimant be appointed by the London Maritime Arbitration Association.

       (ii) The third arbitrator (who shall serve as president of the Tribunal) shall be appointed by agreement between the two arbitrators appointed under (i) above or, in default of agreement within 15 days of the appointment of the second arbitrator, on the nomination of the London Maritime Arbitrators Association at the written request of either or both of the parties; provided, however, that such arbitrator shall be a businessman, experienced in the subject matter of the transaction.

       (iii) Should a vacancy arise because any arbitrator dies, resigns, refuses to act as an arbitrator, or becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed.

   The procedure to be followed shall be agreed by the parties or, in default of agreement within 15 days of the appointment of the third arbitrator, determined by the Tribunal. In the event of default by any party in respect of any procedural order made by the Tribunal, the Tribunal shall have power to proceed with the arbitration in the absence of that party and to deliver its award.

   The Tribunal in resolving any disputes shall apply the principles of New York laws. Any award or procedural decision of the Tribunal shall if necessary be made by majority vote. In the event of no majority being formed, the president shall have an additional controlling vote. The award of the Tribunal shall be final and binding upon the parties and may, if necessary, be enforced as a judgment by any competent authority. It is hereby agreed that if any question of law arises in the arbitration award, or in the course of this reference, no appeal may be made to the High Court under section 1 of the Arbitration Act 1979 and no application may be made under section 2 of the said Act.

   Section 6.07. Limitation of Liability. As to the indemnities provided by CNN in Section 1.01(c), said indemnities are to be limited to amounts recoverable under policies of insurance (including deductibles and self-insurance). CNN represents and warrants that it has policies of insurance in effect which are commercially prudent under the circumstances, that such insurance is in full force and effect and that it is in compliance with the terms, conditions and provisions thereof.

   Section 6.08. Entire Agreement of the Parties. This Master Agreement constitutes the entire agreement of the parties and shall supersede all prior agreements, oral or written.

   Section 6.09. Counterparts. This Master Agreement may be executed in any number of counterparts, each an original, but which together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Master Agreement to be executed as of the day and year first above written.

                                          COMPAGNIE NATIONALE DE NAVIGATION

                                          By: /s/ Gilles Bouthillier
                                          -----------------------------------
                                              Chairman

                                          SEACOR HOLDINGS, INC.

                                          By: /s/ Randall Blank
                                          -----------------------------------
                                              Executive Vice President

                                          SEACOR WORLDWIDE INC.

                                          By: /s/ Randall Blank
                                          -----------------------------------
                                              Vice President

                                SCHEDULE 1.04
                          INSURED VALUES FOR VESSELS

 NAME OF VESSEL              INSURED VALUE
- --------------------------  ---------------
EREBUS  ...................  US $7,200,000
VEESEA PEARL  .............  US $6,500,000
CARANGUE  .................  US $7,000,000
MEROU  ....................  US $8,600,000
ALBACORE  .................  US $8,000,000
SCOUT FISH  ...............  US $7,000,000